Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to give effect to the acquisition of Doma Holdings, Inc. (“Doma”), by Capitol Investment Corp. V (“Capitol”) consummated on July 28 2021 (the “Business Combination”) and the related proposed financing transactions.
The following unaudited pro forma condensed combined financial information is based on the audited financial statements (as restated) of Capitol and the audited financial statements of Doma, as well as the unaudited condensed combined financial statements of Capitol and Doma, as adjusted to give effect to the Business Combination and the related proposed financing transactions. The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Business Combination and the related proposed financing transactions were completed on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 give effect to the Business Combination and the related proposed financing transactions as if they had occurred on January 1, 2020.
The assumptions and estimates underlying the transaction accounting adjustments to the unaudited pro forma condensed combined financial information are described in the accompanying notes, which should be read in conjunction with, the following:
•Capitol’s unaudited condensed financial statements and related notes as of and for the three months ended March 31, 2021 included in the Proxy Statement/Prospectus.
•Capitol’s audited financial statements (as restated) and related notes as of and for the year ended December 31, 2020 included in the Proxy Statement/Prospectus.
•Doma’s unaudited condensed consolidated financial statements and related notes as of and for the three months ended March 31, 2021 included in the Proxy Statement/Prospectus.
•Doma’s audited consolidated financial statements and related notes as of and for the year ended December 31, 2020 included in the Proxy Statement/Prospectus.
•Capitol’s amended and restated Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Proxy Statement/Prospectus.
•Doma’s Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Proxy Statement/Prospectus.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the combined company’s balance sheet or statement of operations actually would have been had the Business Combination and the related proposed financing transactions been completed as of the dates indicated, nor do they purport to project the future financial position or operating results of the combined company. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Business Combination.
The transaction accounting adjustments reflecting the consummation of the Business Combination and related proposed financing transactions are based on certain currently available information and certain assumptions and methodologies that Doma believes are reasonable under the circumstances. The transaction accounting adjustments, which are described in the accompanying notes, may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the transaction accounting adjustments, and it is possible that the difference may be material. Doma believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the related proposed financing transactions based on information available to management at this time.

The following describes the above entities:
Capitol
Capitol is a Delaware blank check company, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The registration statement for Capitol’s Initial Public Offering (“IPO”) was declared effective on December 1, 2020. On December 4, 2020, Capitol consummated its IPO of 34,500,000 units (each, a “Unit” and collectively, the “Units”), including the issuance of 4,500,000 Units as a result of the underwriter’s exercise in full of its over-allotment option, at $10.00 per Unit, generating gross proceeds of $345,000,000. Simultaneously with the closing of the IPO, Capitol consummated the private placement of 5,833,333 warrants (“Private Placement Warrant”), at a price of $1.50 per Private Placement Warrant to Capitol Acquisition Management V LLC, Capitol Acquisition Founder V LLC and the directors of Capitol (collectively the “Sponsors”), generating proceeds of $8,750,000. Each Private Placement Warrant is exercisable to purchase one share of Class A Common Stock at $11.50 per share. As of March 31, 2021, there was approximately $345.0 million held in the Trust Account.
Doma
Doma was founded in 2016 to focus top-tier data scientists, product managers, and engineers on building game-changing technology to completely reimagine the residential real estate closing process. Doma’s approach to the title and escrow process is driven by its innovative full stack platform, Doma Intelligence. Doma Intelligence is the result of significant investment in research and development over more than four years across a team of more than 100 data scientists and engineers, creating a revolutionary new end-to-end closing platform that seeks to eliminate all of the latent, manual tasks involved in underwriting title insurance, performing core escrow functions, generating closing documentation and getting documents signed and recorded. The platform harnesses the power of data analytics, machine learning and natural language processing, which will enable Doma to deliver a cheaper and faster closing transaction with a seamless customer experience at every point in the process. Doma’s machine intelligence algorithms are being trained and optimized on 30 years of historical anonymized closing transaction data allowing Doma to make underwriting decisions in less than a minute and significantly reduce the time, effort and cost of the entire process.
Description of the Business Combination
Pursuant to the Merger Agreement, Capitol agreed to acquire all of the outstanding equity interests from Doma’s equity holders (the “Sellers”) for $2,917 million, which consists of cash payments (at the election of cash eligible Doma equity holders) of $20.1 million (“Cash Consideration”) and equity consideration in the form of (i) the issuance of shares of New Doma Common Stock (“Share Consideration”) and (ii) rollover of certain of Doma’s outstanding options and warrants, upon the closing of the Business Combination (the “Closing”). Concurrently with the signing of the Merger Agreement, Capitol entered into a subscription agreement to sell 30.0 million shares of New Doma Common Stock to investors, for an aggregate of $300.0 million of proceeds, referred to as the “PIPE Financing.” The Cash Consideration was funded with Capitol’s available cash as of the Closing. To the extent not used to pay the Cash Consideration, the redemption price for any properly redeemed shares of Capitol’s Class A Common Stock, or fees and expenses related to the Business Combination and the related proposed financing transactions, the proceeds from Capitol’s Trust Account and the PIPE Financing will be used as working capital and for general corporate purposes by the combined company. The number of shares of New Doma Common Stock issued as Share Consideration was based on a $10.00 per share value. For additional information regarding the consideration payable in the Business Consideration, see the section in the Proxy Statement/Prospectus entitled “Proposal No. 1—The Business Combination Proposal.”
Upon Closing, Doma became a wholly-owned subsidiary of Capitol, which was renamed Doma Holdings, Inc. The Sellers have, as a group, the largest voting interest of New Doma’s Common Stock after close of the Business Combination and the PIPE Financing.
Following the Closing, the Sellers also have the contingent right to receive up to an additional number of shares equal to 5% of the Earnout Fully Diluted Shares as of the Closing (“Sellers Earnout Shares”). The Sellers Earnout Shares are contingently issuable to the Sellers in two tranches: (i) one-half of such shares shall be issued if the last reported sale price of the New Doma Common Stock equals or exceeds $15.00 for any 20 trading days within any 30-day trading period ending on or before the fifth anniversary of the Closing, and (ii) one-half of such shares shall be issued if the last reported sale price of the New Doma Common Stock equals or exceeds $17.50 for any 20 trading days within any 30-day trading period ending on or before the fifth anniversary of the Closing. Refer to the Merger Agreement and Amendment No. 1 to the Merger Agreement included as Exhibit 2.1and Exhibit 2.2, respectively, of the registration statement of which the Proxy Statement/Prospectus forms a part for additional details. The contingently issuable Sellers Earnout Shares are treated as an equity classified contract because all settlement scenarios including those under fundamental change events are indexed to New Doma’s own Common Stock. The Sellers Earnout Shares have been excluded from the expected capitalization and pro forma per share calculations as more fully explained in Note 4.
Capitol, Doma and the Sponsors have also entered into a Sponsor Support Agreement, pursuant to which 20% of the Sponsors’ shares of Capitol’s Class B Common Stock as of the Closing became subject to vesting, contingent upon the price of New Doma’s Common Stock exceeding certain thresholds (the “Sponsor Covered Shares”). The Sponsor Covered Shares will vest in two tranches: (i) one-half of such shares shall vest if the last reported sale price of the New Doma Common Stock equals or exceeds $15.00 for any 20 trading days within any 30-day trading period ending on or before the tenth anniversary of the Closing, and (ii) one-half of such shares shall vest if the last reported sale price of the New Doma Common Stock equals or exceeds $17.50 for any 20 trading days within any 30-day trading period ending on or before the tenth anniversary of the Closing. Refer to the Sponsor Support Agreement included as Exhibit 10.1 of the registration statement of which the Proxy Statement/Prospectus forms a part for additional details. The Sponsor Covered Shares are accounted for as a derivative due to the settlement adjustments upon change in control transactions that are not deemed to be indexed to New Doma’s own Common Stock, resulting in the derivative to be fair-valued upon Closing and subsequent to the Business Combination.
The following represents the aggregate consideration, exclusive of Sellers Earnout Shares as of Closing ($ in thousands):

Consideration
Cash Consideration(1)	$20,064
Rollover of Doma’s outstanding vested options and warrants	85,467
Share Consideration	2,811,433
Total consideration, exclusive of Sellers Earnout Shares	$2,916,964
_________________
(1)Doma had sole discretion to waive the Minimum Cash Condition at the Closing. Upon the Closing, Doma decided to waive the Minimum Cash Condition and the Sponsors forfeited their Capitol Class B Common Stock proportionately in accordance with the Sponsor Support Agreement, and the cash paid to the Sellers (the “Secondary Available Cash Consideration” or the “Cash Consideration”) was reduced to $20.1 million.
The following table summarizes the pro forma common stock outstanding of Doma Holdings, Inc. as of the Closing:

In thousands	Shares	Ownership %
Doma stockholders	281,143	87.5%
Capitol public stockholders	5,016	1.6%
Sponsors(1)	5,303	1.6%
PIPE investors	30,000	9.3%
Total	321,462	100.0%
_________________
(1)The Sponsor forfeited a proportionate number of shares upon Closing due to waiving of the Minimum Cash Condition. The number of shares to be forfeited is calculated as 20% of the Minimum Cash minus Available PubCo Cash divided by $10.00. The New Doma Common Stock held by the Sponsors was calculated as 8.6 million shares of Class B Common Stock outstanding as of March 31, 2021 minus the 2.0 million Class B Common Stock forfeited and minus the 1.3 million Class B Common Stock subject to vesting post Business Combination, converted on a one-for-one basis into New Doma Common Stock.

The Business Combination will be accounted for as a reverse recapitalization because Doma has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The determination is primarily based on the evaluation of the following facts and circumstances taking into consideration:
•The Sellers hold the majority of voting rights in New Doma;
•Doma appointed eight out of ten members of New Doma’s initial board of directors; the Sponsors appointed one member of New Doma’s board of directors; and the Sponsors and Doma mutually agreed on one member of New Doma’s board of directors;
•New Doma’s senior management is comprised of all key management of Doma;
•Operations of Doma prior to the Business Combination comprise the only ongoing operations of New Doma; and
•Doma is larger in relative size than Capitol based on total assets and total revenue.
Given that the transaction is treated as a reverse recapitalization, the Business Combination will be treated as the equivalent of Doma issuing stock for the net assets of Capitol, accompanied by a recapitalization. The net assets of Doma and Capitol will be stated at historical cost. No goodwill or intangible assets will be recorded in connection with the Business Combination.

UNAUDITED PRO FORMA CONDENSED
COMBINED BALANCE SHEET
MARCH 31, 2021
($ in thousands, except per share data)

	Capitol (Historical)	Doma (Historical)	Transaction Accounting Adjustments	Note	Pro Forma Combined
Assets
Cash and cash equivalents	$87	$181,867	$345,006	2a	$448,863
			300,000	2b
			(294,856)	2c
			(20,064)	2d
			(63,177)	2e
Marketable securities held in Trust Account	345,006	—	(345,006)	2a
Restricted cash	—	1,683	—		1,683
Investments:
Fixed maturities
Held-to-maturity debt securities, at amortized cost	—	65,298	—		65,298
Available-for-sale debt securities, at fair value	—	—	—		—
Equity securities, at fair value	—	—	—		—
Mortgage loans	—	2,950	—		2,950
Total Investments	—	68,248	—		68,248
Receivables, net	—	15,256	—		15,256
Prepaid expenses, deposits and other assets	666	16,565	(4,054)	2e	13,177
Fixed assets, net	—	25,143	—		25,143
Title plants	—	13,952	—		13,952
Goodwill	—	111,487	—		111,487
Trade names	—	1,341	—		1,341
Total Assets	345,759	435,542	(82,151)		699,150

Liabilities and Stockholders' Equity
Accounts payable	—	5,873	—		5,873
Accrued expenses and other liabilities	229	28,225	(1,438)	2e	27,016
Senior first lien note	—	133,131	—		133,131
Loan from a related party	—	—	—		—
Liability for loss and loss adjustment expenses	—	70,651	—		70,651
Promissory note - related party	400	—	(400)	2f	—
Deferred underwriting payable	12,075	—	(12,075)	2e	—
Warrant liabilities	23,400	—	—		23,400
Sponsor Covered Shares liability	—	—	9,333	2g	9,333
Total Liabilities	36,104	237,880	(4,580)		269,404

Temporary Equity
Class A common stock subject to possible redemption 30,465,565 shares at redemption value	304,655	—	(304,655)	2h	—

Stockholders' Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—	—		—
Class A common stock(1), $0.0001 par value 400,000,000 shares authorized; 4,034,435 issued and outstanding (excluding 30,465,565 shares subject to possible redemption)	—	—	32	2b, 2c 2h, 2i, 2j	32

Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 8,625,000 shares issued and outstanding	1	—	(1)	2j	—
Series A preferred stock, 0.0001 par value; 7,295,759 shares authorized; 7,295,759 shares issued and outstanding	—	1	(1)	2k	—
Series A-1 preferred stock, 0.0001 par value; 12,975,006 shares authorized; 8,159,208 shares issued and outstanding	—	1	(1)	2k	—
Series A-2 preferred stock, 0.0001 par value; 2,335,837 shares authorized; 2,335,837 shares issued and outstanding	—	—	—		—
Series B preferred stock, 0.0001 par value; 2,642,036 shares authorized; 2,642,036 shares issued and outstanding	—	—	—		—
Series C preferred stock, 0.0001 par value; 10,755,377 shares authorized; 10,119,484 shares issued and outstanding	—	1	(1)	2k	—
Common stock, 0.0001 par value; 54,000,000 shares authorized; 10,920,847 shares issued and outstanding	—	1	(1)	2k	—
Additional paid-in capital	7,469	288,539	299,997	2b	596,005
	—	—	(294,853)	2c	(294,853)
			(20,064)	2d	(20,064)
	—	—	(53,718)	2e	(53,718)
	—	—	400	2f	400
	—	—	(9,333)	2g	(9,333)
	—	—	304,652	2h	304,652
	—	—	(28)	2i	(28)
	—	—	4	2k	4
	—	—	(2,470)	2l	(2,470)
Accumulated deficit	(2,470)	(90,881)	2,470	2l	(90,881)
Accumulated other comprehensive income	—	—	—		—
Total Stockholders' Equity	5,000	197,662	227,084		429,746
Total Liabilities and Stockholders' Equity	345,759	435,542	(82,151)		699,150
_________________
(1)Class A Common Stock will become New Doma Common Stock upon consummation of the Business Combination.

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED
MARCH 31, 2021
($ in thousands, except share and per share amounts)

	Capitol (Historical)	Doma (Historical)	Transaction Accounting Adjustments	Note	Pro Forma Combined
Revenues:
Net premiums written	$—	$107,992	$—		$107,992
Escrow, other title-related fees and other	—	18,575	—		18,575
Investment, dividend and other income	—	1,229	—		1,229
Total revenues	—	127,796	—		127,796

Expenses:
Premiums retained by third-party agents	—	70,338	—		70,338
Title examination expense	—	4,853	—		4,853
Provision for claims	—	3,249	—		3,249
Personnel costs	—	43,464	—		43,464
Other operating expenses	—	14,165	—		14,165
Formation and operating costs	1,140	—	—		1,140
Total operating expenses	1,140	136,069	—		137,209
Loss from operations	(1,140)	(8,273)	—		(9,413)

Interest expense	—	(3,360)	—		(3,360)
Interest earned on marketable securities held in Trust Account	47	—	(47)	3a	—
Change in fair value of warrant liabilities	7,280	—	—		7,280
Unrealized loss on marketable securities held in Trust Account	(2)	—	2	3a	—
Loss before income taxes	6,185	(11,633)	(45)		(5,493)
Income tax expense	—	125	—	3b	125
Net loss	6,185	(11,758)	(45)		(5,618)

Net loss attribute to noncontrolling interest	—	—	—		—
Net loss attribute to Doma Holdings, Inc.	6,185	(11,758)	(45)		(5,618)

Net loss per share:
Net loss per share, Class A common stock subject to possible redemption - basic and diluted	0.00	n/a			n/a
Weighted average shares outstanding , Class A common stock subject to possible redemption - basic and diluted	29,846,985	n/a			n/a
Net loss per share - basic and diluted	0.47	1.05			(0.02)
Weighted average shares outstanding - basic and diluted	13,278,015	11,245,854			321,462,000

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2020
($ in thousands, except share and per share amounts)

	Capitol Historical (As Restated)	Doma (Historical)	Transaction Accounting Adjustments	Note	Pro Forma Combined
Revenues:
Net premiums written	$—	$345,608	$—		$345,608
Escrow, other title-related fees and other	—	61,275	—		$61,275
Investment, dividend and other income	—	2,931	—		$2,931
Total revenues	—	409,814	—		409,814

Expenses:
Premiums retained by third-party agents	—	220,143	—		$220,143
Title examination expense	—	16,204	—		$16,204
Provision for claims	—	15,337	—		$15,337
Personnel costs	—	143,526	—		$143,526
Other operating expenses	—	43,285	—		$43,285
Formation, transaction and operating costs	1,031	—	—		$1,031
Total operating expenses	1,031	438,495	—		439,526
Loss from operations	(1,031)	(28,681)	—		(29,712)

Interest expense	—	(5,579)	—		$(5,579)
Interest earned on marketable securities held in Trust Account	15	—	(15)	3a	$—
Change in fair value of warrant liabilities	(7,627)	—	—		(7,627)
Unrealized loss on marketable securities held in Trust Account	(2)	—	2	3a	$—
Loss before income taxes	(8,645)	(34,260)	(13)		(42,918)
Income tax expense	—	843	—	3b	$843
Net loss	(8,645)	(35,103)	(13)		(43,761)

Net loss attribute to noncontrolling interest	—	—	—		$—
Net loss attribute to Doma, Inc.	(8,645)	(35,103)	(13)		(43,761)

Net loss per share
Net loss per share, Class A common stock subject to possible redemption - basic and diluted	0.00	n/a			n/a
Weighted average shares outstanding , Class A common stock subject to possible redemption - basic and diluted	29,846,985	n/a			n/a
Net loss per share - basic and diluted	(1.10)	(3.38)			(0.14)
Weighted average shares outstanding - basic and diluted	7,868,993	10,390,006			321,462,000

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(in thousands, except share and per share amounts)
Note 1 — Basis of pro forma presentation
The accompanying unaudited pro forma condensed combined financial information were prepared under the conclusion that the Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, Capitol will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the reverse recapitalization will be treated as the equivalent of Doma issuing stock for the net assets of Capitol, accompanied by a recapitalization. Operations prior to the reverse recapitalization will be those of Doma.
The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to reflect transaction accounting adjustments in connection with the Business Combination. Given that the Business Combination is accounted for as a reverse recapitalization, the direct and incremental transaction costs related to the Business Combination and related proposed financing transactions are deferred and offset against the additional paid-in-capital. Transaction costs that are incurred and expensed by Capitol upon Closing will be recognized against additional paid-in-capital as a reduction of Capitol’s net assets recorded in the reverse recapitalization.
The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares of New Doma Common Stock outstanding, assuming the Business Combination and related proposed financing transactions occurred on January 1, 2020.
Note 2 — Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:
a)Reflects the reclassification of $345.0 million marketable securities held in the Trust Account that becomes available for transaction consideration, transaction expense, redemption of public shares and the operating activities following the Business Combination to cash and cash equivalents.
b)Reflects the gross cash proceeds of $300.0 million generated from the PIPE Financing through the issuance of 30.0 million shares of New Doma Common Stock to the PIPE investors. Of the $300.0 million, $3.0 thousand is recorded under Class A Common Stock at par and the remaining is recorded under additional paid-in-capital.
c)Reflects $294.9 million withdrawal of funds from the Trust Account to fund the redemption of 29.5 million shares of Capitol Class A Common Stock at approximately $10.00 per share.
d)Reflects the payment of $20.1 million of Cash Consideration to the Sellers in connection with the Business Combination.
e)Reflects the payment at Closing of $63.2 million transaction costs incurred and accrued by Capitol and Doma. Of that amount, $12.1 million relates to the cash settlement of deferred underwriting payable incurred as part of Capitol’s IPO paid upon the consummation of a Business Combination. Of the remaining $51.1 million, $1.4 million relates to the payment of direct and incremental transaction costs accrued on the historical balance sheet of Doma as of March 31, 2021 and $49.7 million relates to transaction costs incurred concurrently with the Business Combination by Capitol and Doma, such as legal, third-party advisory, investment banking, other miscellaneous fees. The costs are direct and incremental to the Business Combination, accounted for as a reverse recapitalization and thus will be reflected as a reduction to additional paid-in-capital and cash and cash equivalents. Additionally, given that Doma capitalized $4.1 million of transaction costs that were incurred and paid under prepaid expenses, deposits and other assets, they are reclassified to additional paid-in-capital upon the consummation of the Business Combination. Total transaction costs were $67.2 million.

f)Reflects the settlement of Capitol’s related-party promissory note upon the consummation of the Business Combination, which will be recognized against additional paid-in-capital.
g)Reflects the fair value of $9.3 million of the Sponsor Covered Shares subject to vesting, contingent upon the price of New Doma Common Stock exceeding certain thresholds. The fair value was determined using the most reliable information currently available. Refer to Note 5 for more information.
h)Represents the reclassification of $304.7 million of 30.5 million historical Class A Common Stock that was subject to possible redemption to permanent equity.
i)Reflects the issuance of 281.1 million shares to the Sellers at 0.0001 par value as consideration for the Business Combination.
j)Reflects the reclassification of $1.0 thousand par value of Capitol Class B Common Stock to Class A Common Stock at par value to account for the conversion of 5.3 million Class B Common Stock to Class A Common Stock on a one-for-one basis (refer to Note 4 herein).
k)Reflects the contractual conversion of the preferred stock triggered by the Business Combination and the reclassification of the Sellers stockholders’ equity to additional paid-in-capital, in connection with Doma’s recapitalization.
l)Reflects the elimination of Capitol’s historical accumulated deficit.
Note 3 — Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 are as follows:
a)Represents the elimination of $47.0 thousand of interest income and $2.0 thousand of unrealized loss on Capitol’s Trust Account for the three months ended March 31, 2021 and $15.0 thousand and $2.0 thousand for the year ended December 31, 2020, respectively.
b)Subsequent to the Business Combination, the net operating losses (“NOLs”) from Doma could be used to offset taxable income. Any income tax liability is expected to be fully offset by the deferred tax assets. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Capitol and Doma filed consolidated income tax returns during the periods presented.
Note 4 — Loss per Share Information
The pro forma weighted average shares calculations have been performed for the three months ended March 31, 2021 and the year ended December 31, 2020 using New Doma Common Stock outstanding upon the consummation of the Business Combination, assuming the transaction occurred on January 1, 2020. The unaudited pro forma condensed combined loss per share (“LPS”), basic and diluted, are computed by dividing the pro forma net loss by the weighted average shares of New Doma Common Stock during the period.
Capitol has a total of 17,333,333 warrants outstanding to purchase Class A Common Stock, 11,500,000 of which were issued as part of the units sold in the IPO and 5,833,333 warrants of which were sold in a private placement simultaneously with the IPO. The warrants are exercisable at $11.50 per share amounts which exceeds the current market price of Capitol’s Class A Common Stock. These warrants are considered anti-dilutive and excluded from the loss per share calculation when the exercise price exceeds the average market value of the common stock price during the applicable period.

As a result, pro forma diluted LPS is the same as pro forma basic LPS for the periods presented.

	Pro Forma Combined
	For the three months ended March 31, 2021	For the year ended December 31, 2020
In thousands, except per share data
Pro forma net loss	$(5,618)	$(43,761)
Basic and diluted weighted average shares outstanding	321,462	321,462
Pro forma basic and diluted loss per share	$(0.02)	$(0.14)

Pro forma basic and diluted weighted average shares
Doma stockholders	281,143	281,143
Capitol public stockholders	5,016	5,016
Sponsors	5,303	5,303
PIPE investors	30,000	30,000
Total pro forma basic and diluted weighted average shares	321,462	321,462
Note 5 — Sponsor Covered Shares
The Sponsor Covered Shares are expected to be accounted for as a derivative. These shares will become vested contingent upon the price of New Doma Common Stock exceeding certain thresholds or upon some strategic events, which include events that are not indexed to New Doma Common Stock. The fair value of the Sponsor Covered Shares is $9.3 million as of Closing. The fair value of the Sponsor Covered Shares was determined by using a Monte Carlo simulation valuation model using a distribution of potential stock price outcomes on a daily basis over the 10-year vesting period. Assumptions used in the valuation were as follows:
Current stock price: The current stock price was set at $7.95 per share based on the closing stock price for New Doma Common Stock as of July 28, 2021.
Expected volatility: The expected volatility of 53.3% was calculated based on the average of (i) the New Doma implied volatility calculated using longest term stock option and (ii) median leverage adjusted (asset) volatility calculated using a set of 13 Guideline Public Companies (“GPCs”). The GPCs’ interquartile asset volatility was 22.0% to 27.7% with a median of 23.4%. Volatility for the GPCs was calculated over a lookback period of 10 year (or longest available data for GPCs whose trading history was shorter than 10 years), commensurate with the contractual term of the earnout shares.
Risk-free interest rate: The risk-free interest rate of 1.26% was determined based on the 10-year U.S. Constant Maturity.
Expected term: The expected term is the 10-year term of the vesting period.
Expected dividend yield: The expected dividend yield is zero as we have never declared or paid cash dividends and have no current plans to do so during the expected term.